Exhibit 10.23

AWARD NOTICE

AND
RESTRICTED STOCK UNIT AGREEMENT

(CONVERTED AWARD – 2016 GRANT)

PARK HOTELS & RESORTS INC.

2017 OMNIBUS INCENTIVE PLAN

The Participant has been granted Restricted Stock Units with the terms set forth in this Award Notice, and subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement to which this Award Notice is attached. Capitalized terms used and not defined in this Award Notice shall have the meanings set forth in the Restricted Stock Unit Agreement and the Plan.

Participant: Thomas J. Baltimore, Jr.

Date of Grant:

Pre-Spin Award Grant Date:

Restricted Stock Units Granted: RSUs

Vesting Schedule:

One third of the number of RSUs specified above shall become vested on each of , and , subject to the Participant’s continued employment through the applicable vesting date, provided that if the number of RSUs is not evenly divisible by three, then no fractional units shall vest and the installments shall be as equal as possible with the smaller installments vesting first.

RESTRICTED STOCK UNIT AGREEMENT

(CONVERTED AWARD – 2016 GRANT)

PARK HOTELS & RESORTS INC.

2017 OMNIBUS INCENTIVE PLAN

This Restricted Stock Unit Agreement, effective as of the Date of Grant (as defined below), is between Park Hotels & Resorts Inc., a Delaware corporation (the “Company”), and the Participant (as defined below).

WHEREAS, as of January 3, 2017, the Company completed a spin-off transaction (the “Spin-Off”) from Hilton Worldwide Holdings Inc. (“Hilton Parent”), pursuant to which the Company became a publicly-traded corporation;

WHEREAS, in connection with the Spin-Off, Hilton Parent undertook a distribution of shares of the Company’s Common Stock to certain holders of Hilton Parent common stock (the “Spin-Off Distribution”);

WHEREAS, the Company has adopted the Park Hotels & Resorts Inc. 2017 Omnibus Incentive Plan (as it may be amended, the “Plan”) in order to provide additional incentives to selected officers, employees, consultants and advisors of the Company and the other members of the Company Group;

WHEREAS, prior to the Spin-Off, the Participant was an officer or employee of Hilton Parent (or one of its Subsidiaries or Affiliates (each, as defined in the Hilton Parent 2013 Omnibus Incentive Plan)), and, as of the date of the Spin-Off Distribution, the Participant will be employed by the Company or another member of the Company Group; and

WHEREAS, in connection with the Spin-Off Distribution, (x) the compensation committee of the Board of Directors of Hilton Parent has determined that it is advisable and in the best interests of the Company to adjust the type and number of shares subject to the award of restricted stock units that the Participant was granted on the Pre-Spin Award Grant Date (as defined below), and holds as of the date of the Spin-Off Distribution pursuant to the Hilton Parent 2013 Omnibus Incentive Plan (the “Pre-Spin Award”), and (y) following such adjustments, the Board has authorized the grant of a substitute Award of RSUs (as defined below) to the Participant in substitution for the Pre-Spin Award, such that such the Pre-Spin Award will be immediately terminated upon the grant of the RSUs, as provided for herein, and the Company and the Participant hereby wish to memorialize the terms and conditions applicable to the RSUs.

NOW, THEREFORE, the parties hereto agree as follows:

1.Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The following terms shall have the following meanings for purposes of this Agreement:

(a)“Agreement” shall mean this Restricted Stock Unit Agreement including (unless the context otherwise requires) the Award Notice and Appendix A.

(b)“Award Notice” shall mean the notice to the Participant.

(c)“Date of Grant” shall mean the “Date of Grant” listed in the Award Notice.

(d)“Good Reason” shall have the same meaning as in the Participant’s employment agreement with the Company that is currently in effect as of the date hereof.

(e)“Participant” shall mean the “Participant” listed in the Award Notice.

(f)“Pre-Spin Award Grant Date” shall mean the “Pre-Spin Award Grant Date” listed in the Award Notice.

(g)“Restrictive Covenant Violation” shall mean the Participant’s breach of the Restrictive Covenants listed on Appendix A or any covenant regarding confidentiality, competitive activity, solicitation of the Company’s vendors, suppliers, customers, or employees, or any similar provision applicable to or agreed to by the Participant.

(h)“Retirement” shall mean the Participant’s termination of employment with the Company Group, other than for Cause or while grounds for Cause exist, due to the Participant’s death or due to or during the Participant’s Disability, following the date on which (i) the Participant attained the age of 55 years old, and (ii) the number of completed years of the Participant’s employment with (x) Hilton Parent or any of its Subsidiaries commencing on or before the Pre-Spin Award Grant Date through the Date of Grant, and (y) any member of the Company Group commencing on the Date of Grant, is at least 10.

(i) “RSUs” shall mean that number of restricted stock units listed in the Award Notice as “Restricted Stock Units Granted.”

(j)“Shares” shall mean a number of shares of the Company’s Common Stock equal to the number of RSUs.

2.Grant of Units. Effective as of the Date of Grant, for good and valuable consideration, the Company hereby grants the RSUs to the Participant, each of which represents the right to receive one Share upon vesting of such RSU, subject to and in accordance with the terms, conditions and restrictions set forth in the Plan, the Award Notice, and this Agreement.  The Participant acknowledges and agrees that the Participant is entitled to no further rights or payments pursuant to the Pre-Spin Award, and that following the grant of these RSUs, the Pre-Spin Award will terminate and the Participant shall be entitled to no further rights or payments thereunder.

3.RSU Account. The Company shall cause an account (the “Unit Account”) to be established and maintained on the books of the Company to record the number of RSUs credited to the Participant under the terms of this Agreement. The Participant’s interest in the Unit Account shall be that of a general, unsecured creditor of the Company.

4.Vesting; Settlement. The RSUs shall become vested in accordance with the schedule set forth on the Award Notice. The Company shall deliver to the Participant one share of Common Stock for each RSU (as adjusted under the Plan) which becomes vested in a given calendar year, pursuant to Section 12 below, and such vested RSU shall be cancelled upon such delivery.

5.Termination of Employment.

(a)Subject to Section 5(b) or Section 5(c) below, in the event that the Participant’s employment with the Company Group terminates for any reason, any unvested RSUs shall be forfeited and all of the Participant’s rights hereunder with respect to such unvested RSUs shall cease as of the effective date of termination (the “Termination Date”) (unless otherwise provided for by the Committee in accordance with the Plan).

(b)All RSUs granted hereunder shall become immediately fully vested as of the Termination Date and settled in accordance with Section 5(d) if the Participant’s employment with the Company Group shall be terminated:

(i)by any member of the Company Group due to or during the Participant’s Disability or due to the Participant’s death; or

(ii)by any member of the Company Group without Cause or by the Participant with Good Reason.

(c)In the event the Participant’s employment with the Company Group  terminates as a result of the Participant’s Retirement after the date that is six months after the Pre-Spin Award Grant Date, all RSUs granted hereunder shall continue to vest, notwithstanding such termination of employment, in accordance with the schedule set forth in the Award Notice so long as no Restrictive Covenant Violation occurs, as determined by the Committee, or its designee, in its sole discretion, prior to the applicable vesting date. As a pre-condition to the Participant’s right to continued vesting following Retirement, the Committee or its designee, may require the Participant to certify in writing prior to each applicable vesting date that no Restrictive Covenant Violation has occurred.

(d)Notwithstanding any provision of this Agreement to the contrary, any RSU which becomes vested in accordance with Section 5(b) or Section 5(c) shall thereafter be settled and the respective Shares issued to the Participant in accordance with Section 12.

(e)The Participant’s rights with respect to the RSUs shall not be affected by any change in the nature of the Participant’s employment so long as the Participant continues to be an employee of any member of the Company Group. Whether (and the circumstances under which) employment has terminated and the determination of the Termination Date for the purposes of this Agreement shall be determined by the Committee (or, with respect to any

Participant who is not a director or “officer” as defined under Rule 16a-1(f) of the Exchange Act, its designee, whose good faith determination shall be final, binding and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own employment for purposes of the RSUs).

6.Dividends. A Participant holding unvested RSUs shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on Shares), which shall accrue in cash without interest (unless otherwise elected by the Committee) and shall be delivered in cash (unless the Committee, in its sole discretion elects to settle such amount in Shares having a Fair Market Value as of the settlement date equal to the amount of such dividends), which accumulated dividend equivalents shall be payable at the same time as the underlying RSUs are settled following the vesting of RSUs, and, if such RSUs are forfeited, the Participant shall have no right to such dividend equivalent payments.

7.Restrictions on Transfer. The Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or the Participant’s right under the RSUs to receive Shares, except other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided that the designation of a beneficiary (if permitted by the Committee) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

8.Repayment of Proceeds; Clawback Policy. If a Restrictive Covenant Violation occurs or the Company discovers after a termination of employment that grounds existed for Cause at the time thereof, then the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within 10 business days of the Company’s request to the Participant therefor, an amount equal to the excess, if any, of the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or distributions in respect of, the RSUs and any Shares issued in respect thereof. Any reference in this Agreement to grounds existing for a termination of employment with Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to finding of or termination with, Cause.  The RSUs and all proceeds of the RSUs shall be subject to the Company’s Clawback Policy, as in effect from time to time, to the extent the Participant is a director or “officer” as defined under Rule 16a-1(f) of the Exchange Act.

9.No Right to Continued Employment. Neither the Plan nor this Agreement nor the Participant’s receipt of the RSUs hereunder shall impose any obligation on the Company or any of its Affiliates to continue the employment or engagement of the Participant. Further, the Company or any of its Affiliates (as applicable) may at any time terminate the employment or engagement of the Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein (but in all cases subject to the terms and conditions of the Participant’s employment agreement with a member of the Company Group)

10.No Rights as a Stockholder. The Participant’s interest in the RSUs shall not entitle the Participant to any rights as a stockholder of the Company. The Participant shall not be deemed to be the holder of, or have any of the rights and privileges of a stockholder of the Company in respect of, the Shares unless and until such Shares have been issued to the Participant in accordance with Section 12.

11.Adjustments Upon Change in Capitalization. The terms of this Agreement, including the RSUs, the Participant’s Unit Account, any dividend equivalent payments accrued pursuant to Section 6, and/or the Shares, shall be subject to adjustment in accordance with Section 12 of the Plan. This paragraph shall also apply with respect to any extraordinary dividend or other extraordinary distribution in respect of the Company’s Common Stock (whether in the form of cash or other property).

12.Issuance of Shares; Tax Withholding.

(a)The Company shall, as soon as reasonably practicable following the applicable vesting date (and in any event within 2.5 months of the applicable vesting date), issue the Share underlying such vested RSU to the Participant, free and clear of all restrictions, less a number of Shares equal to or greater in value than the minimum amount necessary to satisfy Federal, state, local or foreign withholding tax requirements, if any (but which may in no event be greater than the maximum statutory withholding amounts in the Participant’s jurisdiction) (“Withholding Taxes”) in accordance with Section 14(d) of the Plan (except to the extent the Participant shall have a written agreement with the Company or any of its Affiliates under which the Company or an Affiliate of the Company is responsible for payment of taxes with respect to the issuance of the Shares, in which case the full number of Shares shall be issued). To the extent any Withholding Taxes may become due prior to the settlement of any RSUs, the Committee may accelerate the vesting of a number of RSUs equal in value to the Withholding Taxes, the Shares delivered in settlement of such RSUs shall be delivered to the Company, and the number of RSUs so accelerated shall reduce the number of RSUs which would otherwise become vested on the next applicable vesting date.  The number of RSUs or Shares equal to the Withholding Taxes shall be determined using the closing price per Share on the New York Stock Exchange (or other principal exchange on which the Shares then trade) on the trading day immediately prior to the date of delivery of the Shares to the Participant or the Company, as applicable, and shall be rounded up to the nearest whole RSU or Share.

(b)The Company shall pay any costs incurred in connection with issuing the Shares. Upon the issuance of the Shares to the Participant, the Participant’s Unit Account shall be eliminated. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue or transfer the Shares as contemplated by this Agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares are listed for trading.

13.Award Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15.Governing Law; Venue; Language. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware, and each of the Participant, the Company, and any transferees who hold RSUs pursuant to a valid assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of the Participant, the Company, and any transferees who hold RSUs pursuant to a valid assignment hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of New York, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial. If the Participant has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version will govern.

16.Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the Participant’s legal representative shall have the benefits of the Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.

17.Data Privacy Consent.

(a)General.  The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Participant’s employer or contracting party (the “Employer”) and the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, work location and phone number, date of birth, social insurance number or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”).

(b)Use of Personal Data; Retention.  The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.

(c)Withdrawal of Consent.  The Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Employer will not be adversely affected; the only consequence of the Participant’s refusing or withdrawing the Participant’s consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards.  Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

18.Restrictive Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates, that the Participant will be allowed access to confidential and proprietary information (including but not limited to trade secrets) about those businesses, as well as access to the prospective and actual customers, suppliers, investors, clients and partners involved in those businesses, and the goodwill associated with the Company and its Affiliates. The Participant accordingly agrees to the provisions of Appendix A to this Agreement (the “Restrictive Covenants”).  For the avoidance of doubt, the Restrictive Covenants contained in this Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between the Participant and the Company or any of its Affiliates.

19.Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the RSUs contemplated hereunder, the Participant expressly acknowledges that (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) except as otherwise provided for in the Participant’s employment agreement with a member of the Company Group, the grant of RSUs is a one-time benefit that does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs; (c) except as otherwise provided for in the Participant’s employment agreement with a member of the Company Group, all determinations with respect to future grants of RSUs, if any, including the grant date, the number of Shares granted and the applicable vesting terms, will be at the sole discretion of the Company; (d) except as otherwise provided for in the Participant’s employment agreement with a member of the Company Group, the Participant’s participation in the Plan is voluntary; (e) [intentionally omitted]; (f) except as otherwise provided for in the Participant’s employment agreement with a member of the Company Group, grants of RSUs are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, the Participant waives any claim on such basis, and for the avoidance of doubt, the RSUs shall not constitute an “acquired right” under the applicable law of any jurisdiction; and (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, except as otherwise provided for in the Participant’s employment agreement with a member of the Company Group, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to RSU proceeds in consequence of the termination of the Participant’s employment for any reason whatsoever and whether or not in breach of contract.

20.Award Administrator. The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration and management of the Plan and any RSUs granted thereunder, including by sending award notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of RSU Agreements by Participants.

21.Section 409A of the Code.

(a)This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including without limitation by delaying the issuance of the Shares contemplated hereunder.

(b)Notwithstanding any other provision of this Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code, no payments in respect of any RSU that is “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of the Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A of the Code that may be imposed on or in respect of the Participant in connection with this Agreement, and the Company shall not be liable to any Participant for any payment made under this Plan that is determined to result in an additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A of the Code. Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.

22.Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.

23.Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

24.Acceptance and Agreement by the Participant. By accepting the RSUs (including through electronic means), the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan.

25.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant's participation in the Plan, or the Participant's acquisition or sale of the underlying Shares.  The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

26.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

27.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.

28.Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one in the same agreement.

[Signatures follow]

PARK HOTELS & RESORTS INC.

By:

Acknowledged and Agreed

as of the date first written above:

______________________________

Participant Signature

Appendix A - 1

APPENDIX A

Restrictive Covenants

1.	Non-Competition; Non-Solicitation.

(a)Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees as follows:

(i)(i)During Participant’s employment with the Company or its Affiliates (the “Employment Term”) and for a period that ends on the later of (A) one year following the date Participant ceases to be employed by the Company or any of its Affiliates or (B) the last date any portion of the Award granted under this Agreement is eligible to vest if Participant ceases to be employed by the Company or any of its Affiliates as a result of the Participant’s Retirement (the “Restricted Period”), Participant will not, whether on Participant’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting in competition with the Restricted Group in the Business, the business of any then current or prospective client or customer with whom Participant (or his direct reports) had personal contact or dealings on behalf of the Company or any of its Affiliates during the one-year period preceding Participant’s termination of employment.

(ii)During the Restricted Period, Participant will not directly or indirectly:

(A)engage in the Business providing services in the nature of the services Participant provided to the Company at any time in the one year prior to the termination of Participant's employment, for a Competitor;

(B)enter the employ of, or render any services to, a Competitor, except where such employment or services do not relate in any manner to the Business;

(C)acquire a financial interest in, or otherwise become actively involved with, a Competitor, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(D)intentionally and adversely interfere with, or attempt to adversely interfere with, business relationships between the members of the Restricted Group and any of their clients, customers, suppliers, partners, members or investors.

(iii)Notwithstanding anything to the contrary in this Appendix A, Participant may, directly or indirectly own, solely as an investment, securities of any Person engaged in a Business (including, without limitation, a Competitor) which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Participant (A) is not a controlling person of, or a member of a group which controls, such person and (B) does not, directly or indirectly, own 2% or more of any class of securities of such Person.

Appendix A - 2

(iv)During the Restricted Period, Participant will not, whether on Participant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

(A)solicit or encourage any executive-level employee of the Restricted Group, with whom Participant has had material business contact during the Employment Term or, if no longer an employee, in the one year prior to the termination of Participant’s employment with any member of the Company Group to leave the employment of the Restricted Group to become affiliated in any respect with a Competitor or otherwise be engaged in the Business; or

(B)hire any such executive-level employee to become affiliated in any respect with a Competitor or otherwise be engaged in the Business and with whom Participant had material business contact in the one year prior to the termination of Participant’s employment with the Company, who (x) was employed by the Restricted Group as of the date of Participant’s termination of employment with the Company or any of its Affiliates or (y) left the employment of the Restricted Group within one year after, the termination of Participant’s employment with the Company or any of its Affiliates.

(v)For purposes of this Agreement:

(A)“Restricted Group” shall mean the Company Group and, to the extent engaged in the Business, its Affiliates, provided, however, that for the purposes of this definition, an “Affiliate” shall not include any portfolio company of The Blackstone Group L.P. or its Affiliates (other than the Company Group).

(B)“Business” shall mean the business of owning (but not the business of operating, managing and/or franchising) hotel and lodging properties.

(C)“Competitor” shall mean (x) during the Employment Term and, for a period of six months following the date Participant ceases to be employed by the Company, any person engaged in the Business and (y) thereafter, any publicly-traded real estate investment trust engaged in the Business, including Host Hotels & Resorts, Inc., LaSalle Hotel Properties, Pebblebrook Hotel Trust, Sunstone Hotel Investors, Inc., Chesapeake Lodging Trust, Diamondrock Hospitality Company, RLJ Lodging Trust, and Ryman Hospitality Properties, Inc.

(b)It is expressly understood and agreed that although Participant and the Company consider the restrictions contained in this Section 1 to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Appendix A is an unenforceable restriction against Participant, the provisions of this Appendix A shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.  Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Appendix A is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. Notwithstanding the foregoing, if Participant’s

Appendix A - 3

principal place of employment on the date hereof is located in Virginia, then this Section 1(b) of this Appendix A shall not apply following Participant’s termination of employment to the extent any such provision is prohibited by applicable Virginia law.

(c)The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

(d)Notwithstanding the foregoing, if Participant’s principal place of employment on the date hereof is located in California or any other jurisdiction where any provision of this Section 1 is prohibited by applicable law, then the provisions of this Section 1 shall not apply following Participant’s termination of employment to the extent any such provision is prohibited by applicable law.

2.	Confidentiality; Non-Disparagement; Intellectual Property; Protected Rights.

(a)Confidentiality.

(i)Participant will not at any time (whether during or after Participant’s employment with the Company) (x) retain or use for the benefit, purposes or account of Participant or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company or any of its Affiliates (other than its professional advisers who are bound by confidentiality obligations or otherwise in performance of Participant’s duties under Participant’s employment and pursuant to customary industry practice), any non-public, proprietary or confidential information --including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals -- concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board.

(ii)“Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of Participant’s breach of this covenant; (b) made legitimately available to Participant by a third party without breach of any confidentiality obligation of which Participant has knowledge; or (c) required by law to be disclosed; provided that, unless otherwise provided under applicable law, with respect to subsection (c) Participant shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and reasonably cooperate with any attempts by the Company to obtain a protective order or similar treatment.

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(iii)Except as required by law, Participant will not disclose to anyone, other than Participant’s family (it being understood that, in this Agreement, the term “family” refers to, Participant’s spouse, minor children, parents and spouse’s parents) and advisors, the existence or contents of this Agreement; provided that Participant may disclose to any prospective future employer the provisions of this Appendix A.  This Section 2(a)(iii) shall terminate if the Company publicly discloses a copy of this Agreement (or, if the Company publicly discloses summaries or excerpts of this Agreement, to the extent so disclosed).

(iv)Upon termination of Participant’s employment with the Company or any of its Affiliates for any reason, Participant shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; and (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Participant’s possession or control (including any of the foregoing stored or located in Participant’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information, except that Participant may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information.

(b)Non-Disparagement.  During Participant’s Employment Term and at all times thereafter (including following the termination of Participant’s Employment Term for any reason), Participant will not to intentionally make any statement that criticizes, ridicules, disparages or is otherwise derogatory of the Company, any of its Affiliates or any of their respective officers, directors, stockholders, employees or other service providers, or any product or service offered by the Company or any of its Affiliates; provided, however, that nothing contained in this Section 2(b) shall preclude Participant from providing truthful testimony in any legal proceeding, or making any truthful statement (i) to any governmental agency; (ii) as required or permitted by applicable law or regulation; (iii) as required by court order or other legal process; or (iv) after the Restricted Period, for any legitimate business reason.

(c)Intellectual Property.

(i)If Participant has created, invented, designed, developed, contributed to or improved any works of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with third parties, prior to Participant’s employment by the Company or any of its Affiliates, that are relevant to or implicated by such employment (“Prior Works”), Participant hereby grants the Company a perpetual, non-exclusive, royalty-free, worldwide, assignable, sublicensable license under all rights and intellectual property rights (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) therein for all purposes in connection with the Company’s current and future business.

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(ii)If Participant creates, invents, designs, develops, contributes to or improves any Works, either alone or with third parties, at any time during Participant’s employment by the Company and within the scope of such employment and with the use of any Company resources (“Company Works”), Participant shall promptly and fully disclose same to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company.

(iii)Participant shall take all reasonably requested actions and execute all reasonably requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Prior Works and Company Works.  If the Company is unable for any other reason, after reasonable attempt, to secure Participant’s signature on any document for this purpose, then Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Participant’s agent and attorney in fact, to act for and in Participant’s behalf and stead to execute any documents and to do all other lawfully permitted acts required in connection with the foregoing.

(iv)Participant shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with the Company any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party.  Participant shall comply with all relevant policies and guidelines of the Company that are from time to time previously disclosed to Participant, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest.  Participant acknowledges that the Company may amend any such policies and guidelines from time to time, and that Participant remains at all times bound by their most current version from time to time previously disclosed to Participant.

(d)Protected Rights.  Nothing contained in this Agreement limits Participant’s ability to (i) disclose any information to governmental agencies or commissions as may be required by law, or (ii) file a charge or complaint with, or communicate with, any governmental agency or commission, or otherwise participate in any investigation or proceeding that may be conducted by a governmental agency or commission, without notice to the Company.  This Agreement does not limit Participant’s right to seek and obtain a whistleblower award for providing information relating to a possible securities law violation to the Securities and Exchange Commission.

The provisions of Section 2 hereof shall survive the termination of Participant’s employment for any reason (except as otherwise set forth in Section 2(a)(iii) hereof).